CROUCH, BIERWULF & CHISHOLM
                           Certified Public Accountant
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

A Professional                                          Office (801) 363-1175
Corporation                                                Fax (801) 363-0615
                                                        Mobile (801) 541-8395








April 23, 2002

Securities and Exchange Commission
Washington, DC 20549

Re: Advance Technologies, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT"S CERTIFYING ACCOUNTANTS" contained in Advance Technologies, Inc.'s 8-K Amendment #2 and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/s/CROUCH BIERWOLF & CHISHOLM
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Crouch, Bierwolf & Chisholm
Salt Lake City, Utah